Exhibit 99 (a)

Bank of Granite	NEWS
—— C O R P O R A T I O N ——

For Release:	April 10, 2006
BANK OF GRANITE CORPORATION REPORTS RECORD
EARNINGS FOR FIRST QUARTER OF 2006
     Bank of Granite Corporation (NASDAQ: GRAN) reported record earnings for the first quarter of 2006. Net income increased 39.5% to $4.45 million for the quarter ended March 31, 2006 compared to $3.19 million for the comparable quarter of 2005. On a per share basis, the Company earned $0.34 per share in the first quarter of 2006 compared to $.24 per share in the first quarter of 2005, an increase of 41.7%.
     The earnings growth also resulted in improvement in some of the Company’s key performance ratios. The annualized return on average assets (ROA) was 1.62% in the first quarter of 2006 compared to 1.25% in the first quarter of 2005, while the annualized return on average equity (ROE) was 12.84% compared to 9.17% for the same periods. The Company’s efficiency ratio for the first quarter was 49.08% in 2006 compared to 53.57% in 2005.
     The Company ended the first quarter of 2006 with total assets of $1.15 billion, total loans of $0.86 billion, and total deposits of $0.92 billion. Total assets grew 10.7%, loans grew 8.1%, and deposits grew 15.5% since the first quarter of 2005. Total assets, total loans, and total deposits were all at record levels at the end of the quarter.
     Charles Snipes, Chairman and Chief Executive Officer, attributed the improved earnings to the growth in loans and deposits and to an improved net interest margin, which was helped by the Federal Reserve’s continued increases in its overnight interest rate in its efforts to control inflation. Snipes said Bank of Granite enjoyed the loan and deposit growth in both the Bank’s legacy and newer markets and he cited his banking team’s focus on relationship banking as the primary reason for the growth.
     Bank of Granite Corporation’s common stock trades on the NASDAQ Stock Market® under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage. Bank of Granite operates twenty-one full-service banking offices in seven North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in the Central and Southern Piedmont regions of North Carolina, in addition to Bank of Granite’s markets. Granite Mortgage also operates an office in Fayetteville, North Carolina.
* * * * *
Please see the attached supplemental “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

PO Box 128	www.bankofgranite.com
Granite Falls, NC 28630

	Three Months Ended
Bank of Granite Corporation	March 31,
Selected Financial Data
(in thousands except per share data)	2006	2005	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$20,009	$15,273	31.0%
Interest expense	6,621	4,076	62.4%

Net interest income, taxable equivalent	13,388	11,197	19.6%
Taxable equivalent adjustment	269	311	-13.5%

Net interest income	13,119	10,886	20.5%
Loan loss provision	1,235	1,230	0.4%
Noninterest income	3,001	2,458	22.1%
Noninterest expense	8,043	7,315	10.0%

Income before income taxes	6,842	4,799	42.6%
Income taxes	2,395	1,614	48.4%

Net income	$4,447	$3,185	39.6%

Earnings per share — Basic	$0.35	$0.24	45.8%
Earnings per share — Diluted	0.34	0.24	41.7%

Average shares — Basic	12,879	13,285	-3.1%
Average shares — Diluted	12,923	13,323	-3.0%

Consolidated balance sheet data at March 31:
Total assets	$1,150,798	$1,039,124	10.7%
Total deposits	919,019	795,929	15.5%
Loans (gross)	856,470	792,509	8.1%
Shareholders’ equity	140,641	139,922	0.5%

Consolidated average balance sheet data:
Total assets	$1,113,991	$1,032,133	7.9%
Total deposits	886,464	772,582	14.7%
Loans (gross)	847,372	784,679	8.0%
Shareholders’ equity	140,416	140,889	-0.3%

Consolidated performance ratios:
Return on average assets*	1.62%	1.25%
Return on average equity*	12.84%	9.17%
Efficiency ratio	49.08%	53.57%

Consolidated asset quality data and ratios:
Nonaccruing loans	$6,627	$6,791	-2.4%
Accruing loans 90 days past due	3,616	4,211	-14.1%

Nonperforming loans	10,243	11,002	-6.9%
Foreclosed properties	1,223	1,790	-31.7%

Nonperforming assets	11,466	12,792	-10.4%

Allowance for loan losses	15,119	13,970	8.2%

Loans charged off	173	1,017	-83.0%
Recoveries of loans charged off	133	92	44.6%

Net loan charge-offs (recoveries)	40	925	-95.7%

Net charge-offs to average loans*	0.02%	0.48%
Nonperforming loans to total assets	0.89%	1.06%
Allowance coverage of nonperforming loans	147.60%	126.98%
Allowance for loan losses to gross loans	1.77%	1.76%
Allowance for loan losses to net loans	1.80%	1.79%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$12,587	$10,243	22.9%
Loan loss provision	1,223	1,224	-0.1%
Noninterest income	2,092	1,637	27.8%
Noninterest expense	6,391	5,743	11.3%
Income taxes	2,377	1,599	48.7%
Net income	4,688	3,314	41.5%

Granite Mortgage
Net interest income	$708	$708	0.0%
Loan loss provision	12	6	100.0%
Noninterest income	909	820	10.9%
Noninterest expense	1,561	1,483	5.3%
Income taxes	18	15	20.0%
Net income	26	24	8.3%

* Annualized based on number of days in the period.	More

	Quarters Ended
Bank of Granite Corporation
Supplemental Quarterly Financial Data	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2006	2005	2005	2005	2005

Consolidated earnings summary:
Interest income, taxable equivalent	$20,009	$19,264	$18,170	$16,602	$15,273
Interest expense	6,621	6,048	5,361	4,688	4,076

Net interest income, taxable equivalent	13,388	13,216	12,809	11,914	11,197
Taxable equivalent adjustment	269	275	276	289	311

Net interest income	13,119	12,941	12,533	11,625	10,886
Loan loss provision	1,235	1,470	1,602	892	1,230
Noninterest income	3,001	2,963	3,338	3,152	2,458
Noninterest expense	8,043	8,665	7,899	7,936	7,315

Income before income taxes	6,842	5,769	6,370	5,949	4,799
Income taxes	2,395	1,992	2,231	2,041	1,614

Net income	$4,447	$3,777	$4,139	$3,908	$3,185

Earnings per share — Basic	$0.35	$0.29	$0.32	$0.30	$0.24
Earnings per share — Diluted	0.34	0.29	0.32	0.30	0.24

Average shares — Basic	12,879	12,992	13,068	13,184	13,285
Average shares — Diluted	12,923	13,037	13,114	13,222	13,323

Consolidated ending balance sheet data:
Total assets	$1,150,798	$1,106,724	$1,110,546	$1,069,400	$1,039,124
Total deposits	919,019	879,111	879,136	833,453	795,929
Loans (gross)	856,470	832,447	819,180	814,518	792,509
Shareholders’ equity	140,641	139,848	140,157	140,567	139,922

Consolidated average balance sheet data:
Total assets	$1,113,991	$1,099,276	$1,078,832	$1,058,591	$1,032,133
Total deposits	886,464	869,572	845,567	805,296	772,582
Loans (gross)	847,372	827,409	815,880	807,808	784,679
Shareholders’ equity	140,416	140,031	139,987	139,973	140,889

Consolidated performance ratios:
Return on average assets*	1.62%	1.36%	1.52%	1.48%	1.25%
Return on average equity*	12.84%	10.70%	11.73%	11.20%	9.17%
Efficiency ratio	49.08%	53.56%	48.92%	52.67%	53.57%

Consolidated asset quality data and ratios:
Nonaccruing loans	$6,627	$6,424	$5,514	$5,599	$6,791
Accruing loans 90 days past due	3,616	4,208	1,917	3,292	4,211

Nonperforming loans	10,243	10,632	7,431	8,891	11,002
Foreclosed properties	1,223	926	1,391	1,640	1,790

Nonperforming assets	11,466	11,558	8,822	10,531	12,792

Allowance for loan losses	15,119	13,924	12,868	14,065	13,970

Loans charged off	173	525	2,857	851	1,017
Recoveries of loans charged off	133	111	58	55	92

Net loan charge-offs (recoveries)	40	414	2,799	796	925

Net charge-offs to average loans*	0.02%	0.20%	1.36%	0.40%	0.48%
Nonperforming loans to total assets	0.89%	0.96%	0.67%	0.83%	1.06%
Allowance coverage of nonperforming loans	147.60%	130.96%	173.17%	158.19%	126.98%
Allowance for loan losses to gross loans	1.77%	1.67%	1.57%	1.73%	1.76%
Allowance for loan losses to net loans	1.80%	1.70%	1.60%	1.76%	1.79%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$12,587	$12,266	$11,739	$10,908	$10,243
Loan loss provision	1,223	1,458	1,590	886	1,224
Noninterest income	2,092	1,967	2,058	2,111	1,637
Noninterest expense	6,391	6,895	6,023	6,141	5,743
Income taxes	2,377	1,968	2,122	1,975	1,599
Net income	4,688	3,912	4,062	4,017	3,314

Granite Mortgage
Net interest income	$708	$785	$892	$801	$708
Loan loss provision	12	12	12	6	6
Noninterest income	909	981	1,148	1,041	820
Noninterest expense	1,561	1,689	1,760	1,673	1,483
Income taxes	18	24	109	66	15
Net income	26	41	159	97	24

* Annualized based on number of days in the period.

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